UNITED STATES

SECURITIES AND EXCHANGE COMMISSIONs

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

FORGE INNOVATION DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218248	81-4635390
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6280 Mission Blvd Unit 205

Jurupa Valley, CA 92509

(Address of principal executive offices)

(626) 986-4566

(Registrant’s telephone number)

17800 Castleton Street, Suite 583

City of Industry, CA 91748

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FGNV	OTC Markets Group

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On November 9, 2020, Ms. Xiaowei Guo resigned as a Director of the Company. Ms. Guo’s resignation is not a result of any disagreement with the Company, and the Company thanks Ms. Guo for her contributions to the Board.

Appointment of Director

On November 9, 2020, the Board of Directors appointed Mr. Hengjiang Pang to serve as a director on the Company’s Board of Directors.

Hengjiang Pang has nearly 16 years of finance and accounting experiences in both Asia and North America. Mr. Pang served a number of senior management roles in the companies including his 6-year tenure with HeJian Technology Co., Ltd. (subsidiary of UMC), Financial Controller of a private-equity company in Pasadena, California. Mr. Pang is also the President of Speedlight Consulting Services Inc., which is focus on the goal to assist companies going public in the USA, and maintain the public requirements from both SEC and other departments. Mr. Pang has successfully assisted several companies going public in the USA since 2016, which including the areas of real estate development, travelling business, hotel management, medical product development and hemp industry. Mr. Pang holds MBA degree from Keller Graduate School of Management at Devry University, Long Beach and a BA in Industrial Engineering from Northeastern University (China).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORGE INNOVATION DEVELOPMENT CORP.

Dated: November 10, 2020	By:	/s/ Patrick Liang
Patrick Liang
President

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